Exhibit 99.1

James River Coal Company Reports Fourth Quarter and Full Year 2012 Operating Results

RICHMOND, Va., March 7, 2013 /PRNewswire/ --

  Major Restructuring of Mine Operations in Q-4 2012 and Early Q-1 2013
    Closed or Idled Production Capacity of 3 Million Tons in Central Appalachia (CAPP)
    Reduced Workforce by Approximately 400 Employees and Contractors
    Significant Impact on Productivity and Costs in Q-4 2012
  Thermal Coal Markets Continue to Be Weak; Met Coal Markets are Slowly Improving
  Continuing to Evaluate Options to Strengthen the Balance Sheet and Improve Liquidity
  Conference Call Slides Posted to the Company Website

James River Coal Company (NASDAQ: JRCC), today announced that it had a net loss of $138.9 million or $3.99 per fully diluted share for the year ended December 31, 2012 and a net loss of $76.9 million or $2.21 per fully diluted share for the fourth quarter of 2012. This is compared to a net loss of $39.1 million or $1.19 per fully diluted share for the year ended December 31, 2011 and a net loss of $28.5 million or $0.82 per fully diluted share for the fourth quarter of 2011. Our results were impacted by the items in "Reconciliation of Adjusted Net Income (Loss) to Net Income (Loss)" in this release below which include a goodwill impairment charge and a gain from the repurchase of outstanding debt. These adjustments had a negative per share impact on our results of $0.03 and $0.62 in the full year and fourth quarter ended December 31, 2012, respectively, and $0.98 and $0.76 in the full year and fourth quarter ended December 31, 2011, respectively.

Peter T. Socha, Chairman and Chief Executive Officer, commented: "The year 2012 will be remembered as one of the most difficult years in the history of the U.S. coal industry. The domestic thermal coal market went through a third consecutive year of soft market conditions due to weak economic conditions and competitive pressures from natural gas production. The met coal market collapsed during the middle of the year due to weak international markets in both Asia and Europe. As we look ahead to 2013, both of these markets are showing some marginal improvement. The thermal market, although still weak, is starting to improve due primarily to reduced production by the coal industry and slightly better weather conditions. The met market is seeing clear signs of increased demand from Asia.

"At James River Coal Company, we are adjusting to the changing market conditions throughout our organization. We have closed and idled mines, reduced working hours at the remaining mines, reviewed and changed the purchasing process for nearly every item that we buy, and lowered our SG&A headcount and expenses. Many of these decisions have been difficult but necessary. Our mine operations are in better shape today than at any time in the past 10 years. We are beginning to see the positive results from the changes, and we are cautiously optimistic that our changed operating model and improving markets for several of our products will lead to a brighter future in 2013."

ANNUAL RESULTS

The following tables show selected operating results for the year ended December 31, 2012 compared to the year ended December 31, 2011 (in 000's except per ton amounts).

Total Results	Year Ended December 31,
	2012		2011
	Total	Per Ton	Total	Per Ton

Company and contractor production (tons)	9,499		10,254
Coal purchased from other sources (tons)	1,995		1,605
Total coal available to ship (tons)	11,494		11,859
Coal shipments (tons)	11,728		11,801
Coal sales revenue	$ 1,018,433	$ 86.84	$ 1,105,370	$ 93.67
Freight and handling revenue	81,176	6.92	72,285	6.13
Cost of coal sold	911,681	77.74	905,482	76.73
Freight and handling costs	81,176	6.92	72,285	6.13
Depreciation, depletion, & amortization	131,779	11.24	108,914	9.23
Gross profit (loss)	(25,027)	(2.13)	90,974	7.71
Selling, general & administrative	59,922	5.11	57,078	4.84
Goodwill impairment	26,492	2.26	-	-
Acquisition costs	-	-	8,504	0.72

Adjusted EBITDA plus acquisition costs (1)	$ 54,668	4.66	$ 154,571	13.10

(1) Adjusted EBITDA plus acquisition costs is defined under "Reconciliation of Non-GAAP Measures" in this release.
Adjusted EBITDA is used to determine compliance with financial covenants in our revolving credit facility.

Segment Results	Year Ended December 31,
	2012				2011
	CAPP		Midwest		CAPP		Midwest
	Total	Per Ton	Total	Per Ton	Total	Per Ton	Total	Per Ton

Company and contractor production (tons)	7,183		2,316		7,823		2,431
Coal purchased from other sources (tons)	1,995		-		1,605		-
Total coal available to ship (tons)	9,178		2,316		9,428		2,431

Coal shipments (tons)
Steam (tons)	5,787		2,327		7,166		2,480
Metallurgical (tons)	3,614		-		2,155		-
Total Shipments (tons)	9,401		2,327		9,321		2,480
Coal sales revenue
Steam	$476,101	82.27	103,078	44.30	651,016	90.85	105,382	42.49
Metallurgical	439,254	121.54	-	-	348,972	161.94	-	-
Total coal sales revenue	915,355	97.37	103,078	44.30	999,988	107.28	105,382	42.49
Freight and handling revenue	78,983	8.40	2,193	0.94	69,778	7.49	2,507	1.01

Cost of coal sold	821,278	87.36	90,403	38.85	811,573	87.07	93,909	37.87
Freight and handling costs	78,983	8.40	2,193	0.94	69,778	7.49	2,507	1.01

QUARTERLY RESULTS

The following tables show selected operating results for the quarter ended December 31, 2012 compared to the quarter ended December 31, 2011 (in 000's except per ton amounts).

Total Results	Three Months Ended December 31,
	2012		2011
	Total	Per Ton	Total	Per Ton

Company and contractor production (tons)	1,928		2,675
Coal purchased from other sources (tons)	567		709
Total coal available to ship (tons)	2,495		3,384
Coal shipments (tons)	2,603		3,304
Coal sales revenue	$ 214,409	82.37	$ 321,758	97.38
Freight and handling revenue	17,755	6.82	35,420	10.72
Cost of coal sold	206,113	79.18	263,315	79.70
Freight and handling costs	17,755	6.82	35,420	10.72
Depreciation, depletion, & amortization	33,627	12.92	33,435	10.12
Gross profit (loss)	(25,331)	(9.73)	25,008	7.57
Selling, general & administrative	14,418	5.54	16,553	5.01

Adjusted EBITDA plus acquisition costs (1)	$ (4,970)	(1.91)	$ 44,155	13.36

(1) Adjusted EBITDA plus acquisition costs is defined under "Reconciliation of Non-GAAP Measures" in this release.
Adjusted EBITDA is used to determine compliance with financial covenants in our senior secured credit facilities.

Segment Results	Three Months Ended December 31,
	2012				2011
	CAPP		Midwest		CAPP		Midwest
	Total	Per Ton	Total	Per Ton	Total	Per Ton	Total	Per Ton

Company and contractor production (tons)	1,399		529		2,120		555
Coal purchased from other sources (tons)	567		-		709		-
Total coal available to ship (tons)	1,966		529		2,829		555
Coal shipments (tons)
Steam (tons)	1,071		550		1,909		583
Metallurgical (tons)	982		-		812		-
Total Shipments (tons)	2,053		550		2,721		583
Coal sales revenue
Steam	$84,890	79.26	24,124	43.86	173,274	90.77	24,590	42.18
Metallurgical	105,395	107.33	-	-	123,894	152.58	-	-
Total coal sales revenue	190,285	92.69	24,124	43.86	297,168	109.21	24,590	42.18
Freight and handling revenue	17,408	8.48	347	0.63	34,705	12.75	715	1.23
Cost of coal sold	183,012	89.14	23,101	42.00	240,598	88.42	22,717	38.97
Freight and handling costs	17,408	8.48	347	0.63	34,705	12.75	715	1.23

MARKET ADJUSTMENTS

Due to the continuing downturn in the coal market, the Company has idled five underground mines (Abner Branch, Mine 16, Mine 6A, Mine 31, Jellico), two preparation plants (BL1 Plant and Burke), one load out (Sunny Knot) and reduced production at three surface mines (Frasure, Buckeye, Montgomery Creek). These and previous changes reduce our production capacity by 3 million tons and impact approximately 400 employees and contractors. We project that these changes will lower our operating costs and better match our production to our current market view.

LIQUIDITY AND CASH FLOW

As of December 31, 2012, the Company had available liquidity of $135.9 million calculated as follows (in millions):

Unrestricted Cash	$ 127.4
Availability under the revolver	69.3
Letters of Credit Issued under the Revolver	(60.8)
Available Liquidity	$ 135.9

Restricted Cash	$ 36.6

Capital Expenditures for the fourth quarter were $15.1 million and were $81.6 million for twelve months ended December 31, 2012.

During the fourth quarter of 2012, the Company completed its previously announced repurchase of $7.7 million of its outstanding debt consisting of $2.5 million principal amount of the 2015 Convertible Senior Notes and $5.2 million principal amount of the 2018 Convertible Senior Notes. The debt repurchases were made at a cost of $2.9 million, in open market purchases. The repurchases resulted in a gain of $3.0 which includes the write-off of $ 0.1 million of financing costs.

Mr. Socha commented: "As discussed during our most recent conference call in November, we are looking at options to strengthen our balance sheet and improve our liquidity during the prolonged soft market conditions. Since November, we have looked at a wide variety of potential options. This process is continuing and we expect to complete our review in a timely manner."

SALES POSITION

As of March 6, 2013, we had the following priced sales position (in 000's except per ton amounts):

	2013 Priced
	As of November 6, 2012		As of March 6, 2013		Change
	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton
CAPP (1)	3,405	$ 74.04	5,012	$ 81.39	1,607	$ 96.97
Midwest (2)	2,342	$ 45.25	2,544	$ 45.04	202	$ 42.61

	2014 Priced
	As of November 6, 2012		As of March 6, 2013		Change
	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton
CAPP (1)	300	$ 75.75	300	$ 75.75	-	$ -
Midwest (2)	900	$ 47.64	900	$ 47.64	-	$ -

(1) Priced Tons in CAPP do not include approximately 264,000 tons of met coal that has been sold but not yet priced
(2) The prices for the Midwest are minimum base price amounts adjusted for projected fuel escalators.

2013 GUIDANCE

Mr. Socha continued: "We will not be issuing production or cost guidance at this time. There are just too many moving pieces. The changes to the mine operations were sweeping and all encompassing. While we are pleased with the results thus far, it is still early.

"In addition, the thermal and met coal markets continue to evolve. These changes will have an impact on our production plans for 2013.

"Based on these two factors, we believe that it is prudent to defer production and cost guidance at this time, but we are providing the following projections:"

Total JRCC Operations
(In 000's except tax rate)

Depreciation, Depletion and Amortization	$130,000
Tax Rate	0%
Capital Expenditures
Maintenance and Safety Capital	$65,000
Completion of Ongoing Projects	5,000
$70,000

MISCELLANEOUS

The following additional items had an impact on our results of operations and balance sheet during the fourth quarter of 2012:

  We recorded an additional net expense of $2.3 million during the quarter related to workers' compensation. This amount resulted from $4.5 million of increased expense due to a reduction in the discount rate, due to lower market interest rates, which was offset by a $2.2 million positive impact due to improved safety performance at the mines and the management of the workers' compensation claim process.
  The Company wrote off $26.5 million of goodwill in the Midwest segment.  Subsequent to this write-off the Company has no remaining goodwill.

CONFERENCE CALL AND WEBCAST: The Company will hold a conference call with management to discuss the fourth quarter earnings on March 7, 2013 at 10:00 a.m. Eastern Time. The conference call can be accessed by dialing 877-340-2553, or through the James River Coal Company website at http://www.jamesrivercoal.com. International callers, please dial 678-224-7860.

James River Coal Company is one of the leading coal producers in Central Appalachia and the Illinois Basin. The company sells metallurgical, bituminous steam and industrial-grade coal to electric utility companies and industrial customers both domestically and internationally. The Company's operations are managed through eight operating subsidiaries located throughout eastern Kentucky, southern West Virginia and southern Indiana. Additional information about James River Coal can be found at its web site www.jamesrivercoal.com.

FORWARD-LOOKING STATEMENTS: Certain statements in this press release and other written or oral statements made by or on behalf of us are "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. Forward looking statements include, without limitation, statements regarding future sales and contracting activity, projected fuel escalators, and all guidance figures. These forward-looking statements are subject to a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, the following: our cash flows, results of operation or financial condition; the consummation of acquisition, disposition or financing transactions and the effect thereof on our business; governmental policies, regulatory actions and court decisions affecting the coal industry or our customers' coal usage; legal and administrative proceedings, settlements, investigations and claims; our ability to obtain and renew permits necessary for our existing and planned operation in a timely manner; environmental concerns related to coal mining and combustion and the cost and perceived benefits of alternative sources of energy; inherent risks of coal mining beyond our control, including weather and geologic conditions or catastrophic weather-related damage; our production capabilities; availability of transportation; our ability to timely obtain necessary supplies and equipment; market demand for coal, electricity and steel; competition, including competition from alternative sources such as natural gas; our relationships with, and other conditions affecting, our customers; employee workforce factors; our assumptions concerning economically recoverable coal reserve estimates; future economic or capital market conditions; our plans and objectives for future operations and expansion or consolidation; and the other risks detailed in our reports filed with the Securities and Exchange Commission (SEC). Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

JAMES RIVER COAL COMPANY
AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands, except share data)

	December 31, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$127,386	199,711
Trade receivables	89,816	107,557
Inventories:
Coal	26,598	52,717
Materials and supplies	16,699	17,800
Total inventories	43,297	70,517
Prepaid royalties	8,623	8,465
Other current assets	9,127	11,461
Total current assets	278,249	397,711
Property, plant, and equipment, net	855,217	909,294
Goodwill	-	26,492
Restricted cash and short term investments	36,558	29,510
Other assets	34,097	41,575
Total assets	$1,204,121	1,404,582

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$72,861	110,557
Accrued salaries, wages, and employee benefits	10,996	12,996
Workers' compensation benefits	9,900	9,200
Black lung benefits	2,508	2,512
Accrued taxes	8,382	7,563
Other current liabilities	22,124	27,861
Total current liabilities	126,771	170,689
Long-term debt, less current maturities	546,407	582,193
Other liabilities:
Noncurrent portion of workers' compensation benefits	66,953	60,721
Noncurrent portion of black lung benefits	62,834	56,152
Pension obligations	35,325	29,121
Asset retirement obligations	99,177	94,654
Other	12,027	14,390
Total other liabilities	276,316	255,038
Total liabilities	949,494	1,007,920
Commitments and contingencies
Shareholders' equity:
Preferred stock, $1.00 par value. Authorized 10,000,000 shares	-	-
Common stock, $.01 par value. Authorized 100,000,000 shares; issued and outstanding
35,866,549 and 35,671,953 shares as of December 31, 2012 and December 31, 2011	359	357
Paid-in-capital	546,289	541,362
Accumulated deficit	(236,588)	(97,682)
Accumulated other comprehensive loss	(55,433)	(47,375)
Total shareholders' equity	254,627	396,662
Total liabilities and shareholders' equity	$1,204,121	1,404,582

JAMES RIVER COAL COMPANY
AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except share data)

	Year Ended December 31,
	2012	2011	2010
Revenues
Coal sales revenue	$1,018,433	1,105,370	698,949
Freight and handling revenue	81,176	72,285	2,167
Total revenue	1,099,609	1,177,655	701,116
Cost of sales:
Cost of coal sold	911,681	905,482	512,348
Freight and handling costs	81,176	72,285	2,167
Depreciation, depletion and amortization	131,779	108,914	64,368
Total cost of sales	1,124,636	1,086,681	578,883
Gross profit (loss)	(25,027)	90,974	122,233
Selling, general and administrative expenses	59,922	57,078	38,347
Goodwill impairment	26,492	-	-
Acquisition costs	-	8,504	-
Total operating income (loss)	(111,441)	25,392	83,886
Interest expense	52,666	50,096	29,943
Interest income	(799)	(494)	(683)
(Gain) loss on debt transactions	(25,187)	740	-
Miscellaneous (income) expense, net	366	(812)	27
Total other expense, net	27,046	49,530	29,287
Income (loss) before income taxes	(138,487)	(24,138)	54,599
Income tax expense (benefit)	419	14,951	(23,566)
Net income (loss)	$(138,906)	(39,089)	78,165
Earnings (loss) per common share
Basic earnings (loss) per common share	$(3.99)	(1.19)	2.82
Diluted earnings (loss) per common share	$(3.99)	(1.19)	2.82

JAMES RIVER COAL COMPANY
AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
	2012	2011	2010
Cash flows from operating activities:
Net income (loss)	$(138,906)	(39,089)	78,165
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation, depletion, and amortization	131,779	108,914	64,368
Accretion of asset retirement obligations	5,279	4,477	3,334
Amortization of debt discount and issue costs	16,905	14,684	8,066
Stock-based compensation	5,219	5,283	5,400
Deferred income tax expense (benefit)	62	14,139	(22,236)
Loss (gain) on sale or disposal of property, plant, and equipment	992	(59)	307
Goodwill impairment	26,492	-	-
(Gain) loss on debt transactions	(25,187)	740	-
Changes in operating assets and liabilities:
Receivables	17,741	69,043	(16,681)
Inventories	27,401	(13,967)	(3,680)
Prepaid royalties and other current assets	2,176	(104)	(2,433)
Restricted cash and short term investments	(7,048)	(6,010)	38,542
Other assets	3,767	566	(2,060)
Accounts payable	(37,696)	(3,145)	10,828
Accrued salaries, wages, and employee benefits	(2,000)	892	762
Accrued taxes	529	(889)	(303)
Other current liabilities	(4,514)	7,497	1,066
Workers' compensation benefits	6,932	4,977	5,609
Black lung benefits	4,826	3,420	3,018
Pension obligations	(2)	(1,696)	(2,244)
Asset retirement obligations	(1,884)	(5,204)	(809)
Other liabilities	(415)	(697)	43
Net cash provided by operating activities	32,448	163,772	169,062
Cash flows from investing activities:
Additions to property, plant, and equipment	(81,556)	(138,455)	(95,426)
Payment for acquisition, net of cash acquired	-	(515,962)	-
Proceeds from sale of property, plant and equipment	631	103	82
Net cash used in investing activities	(80,925)	(654,314)	(95,344)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	-	505,000	-
Repayment of long-term debt	(23,848)	(150,000)	-
Net proceeds from issuance of common stock	-	170,545	-
Debt issuance costs	-	(15,668)	(1,346)
Proceeds from exercise of stock options	-	-	73
Net cash provided by (used in) financing activities	(23,848)	509,877	(1,273)
Increase (decrease) in cash and cash equivalents	(72,325)	19,335	72,445
Cash and cash equivalents at beginning of period	199,711	180,376	107,931
Cash and cash equivalents at end of period	$127,386	199,711	180,376

JAMES RIVER COAL COMPANY
AND SUBSIDIARIES

Reconciliation of Non-GAAP Measures
(in thousands)
(unaudited)

In addition to the results prepared in accordance with generally accepted accounting principles in the United States (GAAP) provided throughout this press release, management has presented the following non-GAAP financial measures, which management uses to gauge operating performance: EBITDA, adjusted EBITDA, adjusted EBITDA plus acquisition costs, adjusted net income (loss) and adjusted net income (loss) per share. These non-GAAP financial measures exclude various items detailed in the tables below "Reconciliation of EBITDA, Adjusted EBITDA and Adjusted EBITDA plus Acquisition Costs to Net Income (Loss)" and "Reconciliation of Adjusted Net Income (Loss) to Net Income (Loss)."

The definition of these non-GAAP measures may be changed periodically by management to adjust for significant items important to an understanding of operating trends. These measures are not intended to replace financial performance measures determined in accordance with GAAP. Rather, they are presented as supplemental measures of the Company's performance that management believes are useful to securities analysts, investors and others in assessing the Company's performance over time. Additionally, Adjusted EBITDA is used in several of the covenants in our revolving credit facility. Moreover, these measures are not calculated identically by all companies and therefore may not be comparable to similarly titled measures used by other companies. A reconciliation of each of these measures to its most directly comparable GAAP measure is provided in the tables below.

Reconciliation of EBITDA, Adjusted EBITDA and Adjusted EBITDA plus Acquisition Costs to Net Income (Loss)

	Three Months Ended		Twelve Months Ended
	December 31	December 31	December 31	December 31
	2012	2011	2012	2011

Net income (loss)	$(76,932)	(28,542)	(138,906)	(39,089)
Income tax expense	344	23,951	419	14,951
Interest expense	12,554	13,423	52,666	50,096
Interest income	(197)	(138)	(799)	(494)
Depreciation, depletion, and amortization	33,627	33,435	131,779	108,914
EBITDA (before adjustments)	$(30,604)	42,129	45,159	134,378
Other adjustments specified
in our current debt agreement:
Direct acquisition costs	-	-		8,504
Goodwill impairment	26,492	-	26,492	-
(Gain) loss on debt transactions	(2,956)	-	(25,187)	740
Other	2,098	2,026	8,204	8,200
Adjusted EBITDA	$(4,970)	44,155	54,668	151,822
Write-up of IRP Inventory	-	-	-	2,749
Adjusted EBITDA plus acquisition costs	$(4,970)	44,155	54,668	154,571

Reconciliation of Adjusted Net Income (Loss) to Net Income (Loss)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2012	2011	2012	2011
Net Income (loss)	$(76,932)	(28,542)	(138,906)	(39,089)
Goodwill impairment	26,492	-	26,492	-
(Gain) loss on debt transactions	(2,956)	-	(25,187)	740
Items Related to IRP Acquisition
Acquisition costs	-	-	-	8,504
Amortization of contracts included in depreciation,
depletion and amortization	(2,010)	2,418	(436)	5,935
Write-up to Fair Market Value of inventory at acquisition	-	-	-	2,749
Adjustment of prior year to include only current tax expense (1)	-	24,167	-	14,134
Adjusted net income (loss)	$(55,406)	(1,957)	(138,037)	(7,027)

Net income (loss) per share	(2.21)	(0.82)	(3.99)	(1.19)
Adjusted net income (loss) per share	$(1.59)	(0.06)	(3.96)	(0.21)

(1) This amount removes the impact of the valuation allowance recorded on the net deferred tax assets.

CONTACT:	James River Coal Company
Elizabeth M. Cook
Director of Investor Relations
(804) 780-3000